Exhibit (a)(66)

ING EQUITY TRUST

ABOLITION OF SERIES OF SHARES

OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.2, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Index Plus LargeCap Equity Fund, the ING Index Plus LargeCap Equity Fund II, the ING Index Plus LargeCap Equity Fund III, the ING Index Plus LargeCap Equity Fund IV, the ING Index Plus LargeCap Equity Fund V, the ING Index Plus LargeCap Equity Fund VI, and the ING Index Plus LargeCap Equity Fund VII, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated:  __November 10, 2008______________________

/s/Colleen D. Baldwin__________________ Colleen D. Baldwin, as Trustee	/s/J. Michael Earley________________ J. Michael Earley, as Trustee
/s/John V. Boyer_______________________ John V. Boyer, as Trustee	/s/Patrick W. Kenny____________________ Patrick W. Kenny, as Trustee
/s/Patricia W. Chadwick______________ Patricia W. Chadwick, as Trustee	/s/Shaun P. Mathews___________ Shaun P. Mathews, as Trustee
/s/Robert W. Crispin__________________ Robert W. Crispin, as Trustee	/s/Sheryl K. Pressler___________ Sheryl K. Pressler, as Trustee
/s/Peter S. Drotch_____________________ Peter S. Drotch, as Trustee	/s/Roger B. Vincent___________________ Roger B. Vincent, as Trustee